Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-195146 of our report dated March 20, 2014 relating to the consolidated financial statements of Triton Holdings, LLC and subsidiaries appearing in such Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

September 2, 2014

/s/ Deloitte & Touche LLP

Stamford, CT